Exhibit 99.1

JOINT FILING AGREEMENT

April 27, 2020

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.

Date: April 27, 2020	HEP PARTNERS LLC

	By:	/s/ Thomas O. Hicks
	Name:	Thomas O. Hicks
	Title:	Managing Member

HH-HALO GP LLC
	By:	/s/ Mack H. Hicks
	Name:	Mack H. Hicks
	Title:	Manager

HH-HALO GP LP
	By:	HH-Halo GP LLC
	Its:	General Partner

	By:	/s/ Mack H. Hicks
	Name:	Mack H. Hicks
	Title:	Manager

HH-HALO LP
	By:	HH-Halo GP LP
	Its:	General Partner

	By:	HH-Halo GP LLC
	Its:	General Partner

	By:	/s/ Mack H. Hicks
	Name:	Mack H. Hicks
	Title:	Manager

Thomas O. Hicks
/s/ Thomas O. Hicks

Mack H. Hicks
/s/ Mack H. Hicks